                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                    between

                           GREEN I ACQUISITION CORP.

                                      and

                              THE GNI GROUP, INC.


                         Dated as of February 12, 1998

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I
         THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.01.  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 SECTION 1.02.  Company Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.03.  Effective Time; Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.04.  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.05.  Articles of Incorporation; By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 SECTION 1.06.  Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 SECTION 1.07.  Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 SECTION 1.08.  Employee Stock Options; Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 SECTION 1.09.  Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 SECTION 1.10.  Surrender of Shares; Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.01.  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.02.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 SECTION 2.03.  Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . . . 7
                 SECTION 2.04.  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 SECTION 2.05.  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 SECTION 2.06.  SEC Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 SECTION 2.07.  Disclosure Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 2.08.  Compliance with Law; Environmental Matters  . . . . . . . . . . . . . . . . . . . . .  10
                 SECTION 2.09.  Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.10.  No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.11.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 SECTION 2.12.  Employee Benefit Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 SECTION 2.13.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 SECTION 2.14.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 SECTION 2.15.  Other Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.16.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.17.  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.18.  Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.19.  Real Property and Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 SECTION 2.20.  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 SECTION 2.21.  Certain Business Practices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 SECTION 2.22.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.23.  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.24.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 SECTION 2.25.  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                 SECTION 2.26.  Stock Retention and Voting Agreements   . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.01.  Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.02.  Authorization and Validity of Agreement . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.03.  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 SECTION 3.04.  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 3.05.  Disclosure Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 SECTION 3.06.  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV
          COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 SECTION 4.02.  Access; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 SECTION 4.03.  Preparation of Company Statement;
                                Shareholders' Meeting; Further Actions  . . . . . . . . . . . . . . . . . . . . . . .  25
                 SECTION 4.04.  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 SECTION 4.05.  Recapitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 4.06.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 SECTION 4.07.  D&O Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 SECTION 4.08.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 4.09.  Debt Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 SECTION 4.10.  Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 4.11.  Schedule 13-E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 4.12.  Certain Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE V
         CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 SECTION 5.01.  Conditions to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI
          TERMINATION, AMENDMENT AND WAIVER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 6.01.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 SECTION 6.02.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 SECTION 6.03.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 SECTION 6.04.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 6.05.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII
           GENERAL PROVISIONS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 7.01.  Non-Survival of Representations,
                                Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 SECTION 7.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                 SECTION 7.03.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 SECTION 7.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.05.  Entire Agreement; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.06.  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.07.  Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 SECTION 7.08.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 7.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 SECTION 7.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


EXHIBIT A                 Amended and Restated Certificate of Incorporation of
                          The GNI Group, Inc.

EXHIBIT B                 Amended and Restated By-Laws of The GNI Group, Inc.

EXHIBIT C-1               Voting Agreements

EXHIBIT C-2               Management Voting Agreements

EXHIBIT 4.01(k)(iv)       Capital Budget

                           GLOSSARY OF DEFINED TERMS


       Defined Term                                                             Location of Definition
       ------------                                                             ----------------------
       Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.06
       affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(a)
       Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(b)
       Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02
       business day  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(c)
       Capital Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Capital Lease Obligations . . . . . . . . . . . . . . . . . . . . . .    Section 7.03
       Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.03
       Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.09(b)
       Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.12(a)
       Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       Company Disclosure Schedule . . . . . . . . . . . . . . . . . . . . .    Section 2.01
       Company SEC Documents . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.06
       Company Statement . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.07
       control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(f)
       Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(a)
       Debt Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.09
       defined benefit plan  . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.12(b)
       Delaware Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.09(a)
       D&O Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(b)
       Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.03
       Equity Financing  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 3.06
       ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(m)
       ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(n)
       Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04
       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.08(a)
       Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 6.03(d)
       First Analysis  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.17
       Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(o)
       Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.03(d)
       Governmental Order  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.08
       Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(p)
       HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04

                           GLOSSARY OF DEFINED TERMS

       Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.07(a)
       Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.14(d)
       Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(r)
       Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.08
       Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(d)
       Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Management Voting Agreement . . . . . . . . . . . . . . . . . . . . .    Section 1.07(c)
       Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(s)
       Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.20(a)
       Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(a)
       Mirror Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . .    Section 4.10
       Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(t)
       Ordinary Course of Business . . . . . . . . . . . . . . . . . . . . .    Section 7.03(u)
       Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08
       Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08
       Owned Intellectual Property . . . . . . . . . . . . . . . . . . . . .    Section 2.14(a)
       Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.10(a)
       Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.05
       Permitted Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.19(b)
       Per Share Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(a)
       Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(v)
       Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(w)
       Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.02(a)
       Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Preamble
       Purchaser Disclosure Schedule . . . . . . . . . . . . . . . . . . . .    Section 3.03
       Registration Statement  . . . . . . . . . . . . . . . . . . . . . . .    Section 4.12
       Revolver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.9 (b)
       Rollover Shareholder  . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.07(c)
       Sanders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02(a)
       Schedule 13E-3  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.07
       SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.10(a)
       Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.04
       Shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Recitals
       Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . .    Section 4.03(c)
       Stockholders Agreement  . . . . . . . . . . . . . . . . . . . . . . .    Section 5.01(c)(viii)
       subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(aa)
       Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.01

                           GLOSSARY OF DEFINED TERMS

       Swap Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 7.03(bb)
       Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.13(a)
       Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.13(a)
       Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.02(a)
       Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 2.26
       Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Section 1.08(b)

                 AGREEMENT AND PLAN OF MERGER, dated as of February 12, 1998 (this "Agreement"), between GREEN I ACQUISITION CORP., a Delaware corporation ("Purchaser"), and The GNI Group, Inc., a Delaware corporation (the "Company").

                 WHEREAS, the Boards of Directors of Purchaser and the Company have each determined that it is in the best interests of its shareholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

                 WHEREAS, also in furtherance of such acquisition, the Board of Directors of Purchaser and the Company has each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") upon the terms and subject to the conditions set forth herein; and

                 WHEREAS, Purchaser is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company have entered into certain voting agreements, substantially in the form as set forth in Exhibits C-1 and C-2 hereto, providing for certain actions relating to certain of the shares of common stock, par value $.01 per share, of the Company (shares of common stock of the Company being collectively referred to as "Shares" and individually as a "Share") owned or controlled by them;

                 WHEREAS, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

                 WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:


                                    ARTICLE
                                   THE MERGER

                 SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article V, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                 SECTION 1.02 Company Action. (a) The Company hereby represents that (i) the Board of Directors of the Company (the "Board"), at a meeting duly called and held on February 10, 1998, has (A) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions") and the Transactions are fair to and in the best interests of the holders of Shares, (B) approved and adopted this Agreement and the Merger and (C) recommended that the shareholders of the Company approve and adopt this Agreement and the Merger and (ii) Sanders Morris Mundy Inc. ("Sanders") has delivered to the Board an opinion to the effect that, as of the date of this Agreement, the cash consideration to be received in the Merger by the holders of Shares (other than Purchaser and its affiliates and any other holders of Shares who will retain Shares following consummation of the Merger) is fair from a financial point of view to such holders. The Company agrees to include in the Company Statement (as defined in Section 2.07) the recommendation of the Board described in the immediately preceding sentence.

                 (b) The Company shall take all action as may be necessary to effect the Transactions as contemplated by this Agreement, including, without limitation, promptly mailing the Company Statement to the record holders and beneficial owners of the Shares.

                 SECTION 1.03 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form or forms as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article V.

                 SECTION 1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                 SECTION 1.05 Articles of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto until thereafter amended as provided by law and such Certificate of Incorporation.

                 (b) At the Effective Time, the By-laws of the Surviving Corporation shall be amended to read as set forth in Exhibit B attached hereto until thereafter amended as provided by law and such By-laws.

                 SECTION 1.06 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                 SECTION 1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                 (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.07(b), any Shares to remain outstanding pursuant to
         Section 1.07(c) and any Dissenting Shares as defined in Section 1.09) shall be canceled and shall be converted automatically into the right to receive an amount equal to $7.00 (the "Per Share amount") in cash (the "Merger Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 1.10, of the certificate that formerly evidenced such Share;

                 (b)(i) Each Share held in the treasury of the Company and each Share owned by any direct or indirect wholly owned subsidiary of the Company and each Share owned by Purchaser immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; (ii) Each share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and nonassessable share of Class A or Class B Common Stock (as appropriate), par value $.01 per share, of the Surviving Corporation equal to and with the same rights, powers and privileges as the shares so converted; and (iii) Each share of preferred stock of Purchaser outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and non-assessable share of Series A Preferred Stock of the Surviving Corporation with the same rights, powers and privileges as the preferred stock so converted;

                 (c) certain of the Shares held by and registered in the names of certain members of management and the Board (the "Rollover Shareholders"), pursuant to the terms of the voting agreement among the Rollover Shareholders, certain members of management and Purchaser, substantially as set forth in Exhibit C-2 attached hereto (the

         "Management Voting Agreement"), shall not be canceled as provided above, but shall remain outstanding.

                 SECTION 1.08 Employee Stock Options; Warrants. (a) Unless otherwise provided in the Management Voting Agreement, each option to purchase Shares ("Options") that is outstanding immediately prior to the Effective Time (whether or not vested or exercisable) shall, at the Effective Time, be canceled, and in exchange therefor, each Option holder shall receive a cash payment which, prior to deduction for applicable withholding taxes, is in an amount equal to the product of (A) the excess, if any, of the Per Share Amount over the per share exercise price of the Option and (B) the number of shares subject to the Option (whether or not vested). The Company shall make such payment on or prior to the Effective Date immediately upon receipt of a written agreement from the Option holder to accept such payment in full settlement of such Option holder's rights with respect to the Option. If the per share exercise price of any Option equals or exceeds the Per Share Amount, such Option shall be canceled without any payment required thereunder. No such Plan will survive the Effective Time.

                 (b) the warrants issued pursuant to the Note and Warrant Purchase Agreement between the Company and the other parties thereto (the "Warrants") will have been canceled and the holders thereof shall have received payment in full in accordance with the terms of the Warrants.

                 SECTION 1.09 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger and who shall have complied with all of the relevant provisions of Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with Delaware Law, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall be entitled to receive the Merger Consideration in accordance with Section 1.07.

                 (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), make any payment with respect to Dissenting Shares or offer to settle or settle any claims or demands with respect to Dissenting Shares.

                 SECTION 1.10 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company (which bank or trust company shall be reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.07(a). Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the Securities and Exchange Commission (the "SEC") or otherwise).

                 (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.07(a), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                 (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them to the fullest extent permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                 (d) At the Effective Time, the stock transfer books of the Company shall be closed to the extent permitted by applicable law and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to Purchaser as follows:


                 SECTION 2.01 Organization and Qualification. The Company and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary; except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not constitute a Material Adverse Effect. True and complete copies of the Certificates of Incorporation and the by-laws (or other comparable governing documents) of the Company and each of its subsidiaries have been made available to Purchaser. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each such subsidiary and the percentage of the outstanding capital stock of each such subsidiary owned by the Company and its subsidiaries, is set forth in Section 2.01 of the Company's disclosure schedule delivered to Purchaser in connection with this Agreement (the "Company Disclosure Schedule").

                 SECTION 2.02 Capitalization. (a) The authorized capital stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 500,000 shares have been designated "Series A Preferred Stock." As of the date of this Agreement, (i) 6,674,709 Shares were issued and outstanding and 40,184 Shares were held in treasury, (ii) 808,950 Shares were reserved for issuance pursuant to outstanding Options and 208,517 Shares were reserved for issuance in respect of future grants of Options, (iii) 428,400 Shares were reserved for issuance pursuant to outstanding warrants, and (iv) no shares of Preferred Stock were issued and outstanding. All outstanding Shares are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth in this Section 2.02(a) or as disclosed in Section 2.02(a) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreements to which the Company is a party or by which the Company is bound which obligate the Company to (i) issue, deliver or sell or cause to be issued, delivered or sold any additional Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any such Shares or (ii) purchase, redeem or otherwise acquire any Shares and any other capital stock of the Company. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of any such subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary (other than a wholly owned subsidiary of the Company) or any other Person. Each outstanding share of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed on Section 2.02 (a) of the Company Disclosure Schedule, each such share is owned by the Company and its subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except for liens arising by operation of law that would not constitute a Material Adverse Effect.

                 (b) Except as provided in Section 2.02(b) of the Company Disclosure Schedule, there are no voting trusts or shareholder agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

                 SECTION 2.03 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof (subject to the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares and the filing and recordation of appropriate merger documents as required by Delaware Law). The Board has duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate action or other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Transactions (other than the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The

Board has taken all necessary actions such that the provisions of Section 203 of Delaware Law do not apply to the Transactions.

                 SECTION 2.04 Consents and Approvals. Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will require on the part of the Company or any of its subsidiaries any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the SEC's rules and regulations thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the SEC's rules and regulations promulgated thereunder and state takeover laws (iii) the filing and recordation of the Certificate of Merger pursuant to Delaware Law and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iv) as set forth in Section 2.04 of the Company Disclosure Schedule or (v) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification would not constitute a Material Adverse Effect or restrict or prevent the consummation of the Transactions.

                 SECTION 2.05  No Violation.  Except as set forth in Section
2.05 of the Company Disclosure Schedule, assuming the Merger has been duly approved by the holders of a majority of the outstanding Shares, neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company and the consummation by the Company of the Transactions will (a) conflict with or violate the Certificate of Incorporation of the Company or the By-laws (or other comparable governing documents) of the Company or any of its subsidiaries; (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, Lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties are bound, except for any such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) described in this clause
(b) as to which requisite waivers or consents have been obtained or which would not constitute a Material Adverse Effect or restrict or prevent the consummation of the Transactions; or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section
2.04 and this Section 2.05 are duly and timely obtained or made and the approval of the Merger by the holders of a majority of the outstanding Shares has been obtained, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective assets and properties, except for such violations which would not constitute a Material Adverse Effect or restrict or
prevent the consummation of the Transactions.   Except as would not constitute
a Material Adverse Effect, the Company and each of its subsidiaries hold all permits, variances, licenses, exemptions, orders and approvals of governmental, administrative, and regulatory authorities, (collectively, "Permits") regarding the conduct of their respective businesses and the use of their respective property, including, without limitation, all Permits issued by any governmental, administrative and regulatory authorities that are concerned with the safety, efficacy, reliability or manufacturing of chemicals, as now being conducted and the same are in full force and effect.

                 SECTION 2.06 SEC Reports; Financial Statements. (a) Except as set forth on Section 2.06 of the Company Disclosure Schedule, since January 1, 1995 the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder (any such documents filed prior to the date hereof being collectively, the "Company SEC Documents"). The Company SEC Documents including, without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the SEC's rules and regulations promulgated thereunder and the Exchange Act and the SEC's rules and regulations promulgated thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the SEC.

                 (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents (excluding the Company SEC Documents described in Section 2.07) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and present fairly, in all material respects (subject, in the case of the unaudited statements, to normal year-end adjustments which such adjustments in the aggregate would constitute a Material Adverse Effect and the absence of footnotes), the financial position of the Company as of the dates thereof and the results of the Company's operations and cash flows for the periods presented therein.

                 (c) The Company has heretofore furnished or made available to Purchaser complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

                 SECTION 2.07 Disclosure Documents. The Proxy Statement to be sent to the shareholders of the Company in connection with the Shareholders' Meeting (such Proxy Statement, as amended or supplemented, being referred to herein as the "Company Statement"), as of the date first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, and the Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") at the time filed with the SEC, or at any time thereafter when the information therein is required to be updated pursuant to applicable law, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the SEC rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on written information supplied by or on behalf of Purchaser or any of its respective affiliates specifically for inclusion therein.

                 SECTION 2.08 Compliance with Law; Environmental Matters. Except as set forth in Section 2.08 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, rule, regulation, decree, ordinance, code requirement or order of any governmental or regulatory authority or rule of common law, including, without limitation, all federal and state antitrust law (whether statutory or otherwise) (collectively, "Law") applicable to the Company or any of its subsidiaries, or any of the products produced, distributed marketed or sold by the Company or any of its subsidiaries, except for violations which would not constitute a Material Adverse Effect. Section
2.08 of the Company Disclosure Schedule sets forth a brief description of each order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental or regulatory authority (each, a "Governmental Order") applicable to the Company and any of its subsidiaries.
No such Governmental Order constitutes a Material Adverse Effect. Without limiting the foregoing, except as set forth in Section 2.08 of the Company Disclosure Schedule, (a) the Company and its subsidiaries have obtained and hold all Environmental Permits (other than those Environmental Permits the absence of which to obtain would not constitute a Material Adverse Effect), which are listed on Section 2.08 of the Company Disclosure Schedule, and to the Knowledge of the Company, there are no facts, conditions or circumstances that could reasonably form the basis for the revocation, denial of renewal, or material amendment or modification of any such Environmental Permit; (b) the Company and its subsidiaries are in compliance with all terms, conditions and provisions of all applicable Environmental Permits and Environmental Laws except for any non-compliance which would not constitute a Material Adverse Effect; (c) there are no pending or threatened Environmental Claims, which would constitute a Material Adverse Effect, against the Company or any of its subsidiaries, and the Company is not aware of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim, which would constitute a Material Adverse Effect, against the Company or any of its subsidiaries; (d) no

Releases of Hazardous Materials have occurred at, from, in, to, on or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that are reasonably likely to rise to an Environmental Claim against the Company or any of its subsidiaries; (e) neither the Company, any subsidiary of the Company, any predecessor of the Company or any such subsidiary, nor any entity previously owned by the Company or any such subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which is reasonably likely to result in an Environmental Claim against the Company or any of its subsidiaries; (f) no Site is a current or proposed Environmental Clean-up Site; (g) there are no Liens (other than Permitted Liens) arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use or transferability of any Site; (h) there are no current or former underground storage tanks (active or abandoned), polychlorinated biphenyl containing equipment or asbestos containing material at any Site; and (i) there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any of its subsidiaries with respect to any Site which have not been delivered to or made available to Purchaser prior to the execution of this Agreement. To the Knowledge of the Company, except as disclosed in Schedule
2.08 of the Company Disclosure Schedule, there are no capital expenditures that the Company or its subsidiaries will be required to incur to comply with current or reasonably foreseeable Environmental Laws that could constitute a Material Adverse Effect.

                 SECTION 2.09 Absence of Certain Changes. Except as and to the extent disclosed in Section 2.09 of the Company Disclosure Schedule, since June 30, 1997, the Company and each of its subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (a) there has not been any Material Adverse Effect and (b) the Company has not taken any of the actions set forth in paragraphs (a) through
(m) of Section 4.01.

                 SECTION 2.10 No Undisclosed Liabilities. Except (a) for liabilities incurred in the ordinary course of business and consistent with past practice, (b) liabilities incurred in connection with the Transactions,
(c) liabilities which would not constitute a Material Adverse Effect and (d) as and to the extent disclosed in the Company SEC Documents or as set forth in
Section 2.10 of the Company Disclosure Schedule, from June 30, 1997, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected in or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company prepared in accordance with generally accepted accounting principles consistent with past practice.

                 SECTION 2.11 Litigation. Except as and to the extent disclosed in Section 2.11 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental, administrative or regulatory investigations pending, nor has the Company or any of its subsidiaries received notice of any threatened claims, actions, proceedings or governmental, administrative or regulatory investigations, against the Company or any of its subsidiaries by or before any court, arbitrator or administrative or governmental or regulatory body, domestic or foreign, which, if adversely determined would constitute a Material Adverse Effect or seek to delay or prevent the consummation of the Transactions. None of the Company, its subsidiaries, nor any of their respective assets is subject to any outstanding and unsatisfied order, writ, judgment, injunction, determination, award or decree which would constitute a Material Adverse Effect.

                 SECTION 2.12 Employee Benefit Matters. All Benefit Plans are listed in Section 2.12 of the Company Disclosure Schedule, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters). Except as disclosed in Section 2.12 of the Company Disclosure Schedule:

                 (a) each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code;

                 (b) no Benefit Plan is a "defined benefit plan" within the meaning of section 414(j) of the Code;

                 (c)      no Benefit Plan is a Multiemployer Plan;

                 (d) no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any of its subsidiaries under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate;

                 (e) neither the Company, any of its subsidiaries nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

                 (f) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                 (g) no tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

                 (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                 (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the Knowledge of the Company or any of its subsidiaries, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any of its subsidiaries that could reasonably be expected to give rise to any such suit, action or other litigation; and

                 (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.12 of the Company Disclosure Schedule, and each of the Company and its subsidiaries have performed all material obligations required to be performed under all Benefit Plans.

                 SECTION 2.13 Taxes. (a) For purposes of this Agreement, (i) "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges and (ii) "Tax Returns" means all reports and returns (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

                 (b) Except as and to the extent disclosed in the Company SEC Documents or in Section 2.13(b) of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and each of its subsidiaries have paid all Taxes required to be paid by it including Taxes that the Company and its subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that would not constitute a Material Adverse Effect; (iii) as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its subsidiaries which, if determined adversely to the Company or its subsidiaries, would constitute a Material Adverse Effect; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or any of its subsidiaries which, if such deficiencies or claims were finally resolved against the Company or any of its subsidiaries, would constitute a Material Adverse Effect; (v) there are no material Liens for Taxes upon the assets of the Company or any of its subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code
(vii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (viii) none the Company or its subsidiaries is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the actual or deemed payment by the Company or a subsidiary of any "excess parachute payments" within the meaning of Section 280G or 162(m) of the Code; (ix) none of the Company or its subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (x) all Taxes required to be withheld, collected or deposited by or with respect to the Company and its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required have been paid to the relevant taxing authority, except, in each case, to the extent that failing to so withhold, collect, deposit or pay would not constitute a Material Adverse Effect; (xi) none of the Company or its subsidiaries has issued or assumed (A) any obligations described in Section 279(b) of the Code, (B) any applicable high yield discount obligations, as defined in Section 163(i) of the Code, or (C) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that is not, registered form; (xii) there are no requests for information currently outstanding that could affect the Taxes of the Company and its subsidiaries; and (xiii) there are no proposed reassessments of any property owned by the Company or its subsidiaries or other proposals that could increase the amount of any Tax to which the Company, its subsidiaries or any such Person would be subject.

                 SECTION 2.14 Intellectual Property. (a) Section 2.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company and its subsidiaries, including all patents, trademarks, copyrights, mask works and other forms of Intellectual Property and all applications and registrations therefor (the "Owned Intellectual Property"). Except as would not constitute a Material Adverse Effect and except as set forth in Section 2.14(a) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Owned Intellectual Property, free and clear of any encumbrance. Except as would not constitute a Material Adverse Effect and except as set forth in Section 2.14(a) of the Company Disclosure Schedule, the patents and registrations made for the Owned Intellectual Property are current, outstanding and valid, and the Company has complied with all requirements to maintain such Intellectual Property in full force and effect.

                 (b) The Owned Intellectual Property constitutes all of the Intellectual Property requisite and necessary for the conduct of the businesses of the Company and its subsidiaries.

Except as set forth in Section 2.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries does not have, nor do they require, any license (other than licenses generally available to the public at reasonable cost) from any Person in or to any Intellectual Property that is material to the businesses of the Company and its subsidiaries. As a result of the Transactions, as of the Effective Date, the Surviving Corporation shall own all right, title and interest in and to all Intellectual Property requisite and necessary for the conduct of the businesses of the Surviving Corporation and its subsidiaries. Except as provided on Section 2.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries has not granted a license to any Person in or to any of the Owned Intellectual Property.

                 (c) Except as provided on Section 2.14(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no actions or proceedings involving the Company or its subsidiaries are pending or threatened, (i) which challenge the ownership, validity or enforceability of any of the Owned Intellectual Property, (ii) which seek to restrict the use by the Company or its subsidiaries of any of the Owned Intellectual Property, or (iii) which allege that the Company or its subsidiaries infringes or violates the Intellectual Property of any Person. No pending or threatened action or proceeding, including but not limited to those on Section 2.14(c) of the Company Disclosure Schedule, would constitute a Material Adverse Effect if decided adversely to the Company or its subsidiaries. To the Knowledge of the Company, the Company is aware of no infringement or violation of the Owned Intellectual Property by any Person.

                 (d) For the purpose of this Section 2.14, the Intellectual Property means (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, including all goodwill associated therewith and appurtenant thereto, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (vi) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (vii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (viii) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (ix) copies and tangible embodiments of all the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (xi) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

                 SECTION 2.15  Other Interests.  Except as set forth in Section
2.15 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

                 SECTION 2.16  Labor Matters.  Except as set forth in Section
2.16 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is presently, nor has in the past been, a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries relating to their respective businesses except for any such proceeding which would not constitute a Material Adverse Effect.

                 SECTION 2.17 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than First Analysis Securities Corporation ("First Analysis") the fees and expenses of which shall be borne by the Company. The Company has furnished to Purchaser a complete and correct copy of all agreements between the Company and First Analysis pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

                 SECTION 2.18 Opinion of Financial Advisor. Sanders has delivered its opinion, dated the date of this Agreement, to the Board to the effect that, as of such date, the cash consideration to be received in the Merger by the holders of Shares (other than holders of Shares who will retain Shares following consummation of the Merger) is fair from a financial point of view to such holders and such opinion has not been withdrawn or modified.

                 SECTION 2.19 Real Property and Leases. (a) The Company and each of its subsidiaries has sufficient title to all of its real properties and assets to conduct its businesses as currently conducted or as contemplated to be conducted.

                 (b) Each parcel of real property owned ("Owned Real Property") or leased by the Company or any of its subsidiaries (i) is specified in Section 2.19(b)(i) of the Company Disclosure Schedule, (ii) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current real estate taxes and assessments not yet past due, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such subsidiary consistent with past practice, (D) all Liens and other imperfections of title and encumbrances which would not constitute a Material Adverse Effect (collectively, "Permitted Liens"), and (E) Liens set forth on Section 2.19(b)(ii) of the Company Disclosure Schedule and (iii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, has any notice been received by the Company stating that any such condemnation, expropriation or taking is proposed.

                 (c) All leases of real property leased for the use or benefit of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party requiring rental payments in excess of $10,000 on an annualized basis during the period of the lease, and all amendments and modifications thereto are in full force and effect and have not been modified or amended (except as specified in Section 2.19(c) of the Company Disclosure Schedule) and there exists no default under any such lease by the Company or any of its subsidiaries, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any of its subsidiaries, except as would not constitute a Material Adverse Effect.

                 (d) Section 2.19(d) of the Company Disclosure Schedule sets forth a list of all leases and subleases (i) requiring rental payments in excess of $50,000 on an annualized basis and that have a term in excess of one year or (ii) which are material to the operations or business of the Company under which the Company or any of its subsidiaries is tenant, subtenant or sublandlord (the "Leases"), including the date of the Lease and the premises demised thereunder. True copies of the Leases have been delivered to Purchaser by the Company. No lessor or lessee under any Lease has exercised any option or right to (i) cancel or terminate such Lease, (ii) lease additional premises,
(iii) reduce or relocate the premises demised by such Lease or (iv) purchase any property.

                 (e) There are no pending or, to the Knowledge of the Company, contemplated zoning changes, "floor area ratio" changes, variances, special zoning exceptions, conditions or agreements affecting or which might affect any Owned Real Property. The Company has not transferred any development rights applicable to any Owned Real Property.

                 SECTION 2.20 Material Contracts. (a) Section 2.20(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral arrangements to the extent legally binding) of the Company and each of its subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 2.14 of the Company Disclosure Schedule, being "Material Contracts"):

                        (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its subsidiaries or otherwise related to the businesses of the Company and each of its subsidiaries under the terms of which the Company or any of its subsidiaries: (A) are likely to pay or otherwise give consideration (other than those contracts that may be canceled by the Company upon 30 days notice) of more than $250,000 in the aggregate during the fiscal year ended June 30, 1998 or
                 (B) are likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate over the remaining term of such contract;


                       (ii) each contract, agreement and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any of its subsidiaries which: (A) is likely to involve consideration of more than $250,000 in the aggregate during the fiscal year ended June 30, 1998 or (B) is likely to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract;


                      (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its subsidiaries is a party;


                       (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $50,000 and without more than 90 days' notice;


                        (v) all contracts and agreements relating to indebtedness of the Company or any of its subsidiaries or to any direct or indirect guaranty by the Company or any of its subsidiaries of indebtedness of any other Person;


                       (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its subsidiaries is a party;

                      (vii) all contracts and(agreements that limit or purport to limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and

                    (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its subsidiaries, taken as a whole, or the conduct of the business of the Company and its subsidiaries, taken as a whole, or the absence of which would constitute a Material Adverse Effect.

                 (b) Except as disclosed in Section 2.20(b) of the Company Disclosure Schedule, each Material Contract: (i) is legal, valid and binding on the Company or its respective subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, and is in full force and effect and
(ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section 2.04 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any of its subsidiaries is in breach of, or default under, any Material Contract.


                 (c) No other party to any Material Contract is, to the Knowledge of the Company, in material breach thereof or default thereunder.

                 (d) Except as disclosed in Section 2.20(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its subsidiaries.

                 SECTION 2.21 Certain Business Practices. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Entity, in the United States or any other country, which is in any manner related to the business or operations of the Company or any of its subsidiaries, that was illegal under any federal, state or local laws of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Company or any of its subsidiaries or any officer, director, partner, employee or agent of any such customer or supplier for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business of the Company and its subsidiaries.


                 SECTION 2.22  [Reserved]

                 SECTION 2.23 Customers and Suppliers. Neither the Company nor any of its subsidiaries has received written notice that any customer or supplier intends to cancel, terminate or otherwise modify any relationship with the Company, or any of its subsidiaries, which constitutes a Material Adverse Effect.

                 SECTION 2.24 Insurance. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms, with such deductibles and covering such risks, including fire and other risks insured against by extended coverage, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its subsidiaries, and each has maintained in full force and effect liability insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and its subsidiaries or any properties owned, occupied or controlled by the Company or any of its subsidiaries in such amount as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its subsidiaries failed to give any material notice or to present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the Company SEC Documents or in Section 2.24 of the Company Disclosure Schedule, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the Knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that is not covered against or relating to the Company or any of its subsidiaries that is not covered by any of such policies and binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c), except as set forth in Section 2.24 of the Company Disclosure Schedule, there are no performance bonds outstanding with respect to the Company or any of its subsidiaries.

                 SECTION 2.25 Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the outstanding Shares.

                 SECTION 2.26 Stock Retention and Voting Agreements. The individuals set forth on Schedule 2.26(a) to the Company Disclosure Schedule have, on the date hereof, entered into the Management Voting Agreement, pursuant to which such shareholders will retain stock or options in the Surviving Corporation as set forth in Section 1.07(c). The Company shall use all reasonable efforts to cause certain employees listed in Section 2.26(b) of the Company Disclosure Schedule to execute the Management Voting Agreement, pursuant to which such employees will agree to vote the Shares beneficially owned by such employees in favor of the Merger and the Transactions. Certain shareholders of the Company have, on or prior to the date hereof, entered into voting agreements with the Purchaser, substantially in the form as set forth as
Exhibit C-1 attached hereto (the "Voting Agreements").   The Company shall not
enter into any stockholders or voting agreement without the prior consent of Purchaser.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

                 Purchaser hereby represents and warrants to the Company as follows:

                 SECTION 3.01  Organization and Qualification.  Purchaser is
(a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be so organized, existing, qualified and in good standing or to have such power or authority would not materially restrict or prevent the consummation of the Transaction.

                 SECTION 3.02 Authorization and Validity of Agreement. Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions in accordance with the terms hereof. The Board of Directors and Shareholders of Purchaser have duly authorized the execution, delivery and performance of this Agreement by Purchaser, and no other action or other proceedings on the part of Purchaser is necessary to authorize this Agreement or the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 SECTION 3.03 Consents and Approvals. Neither the execution and delivery of this Agreement by Purchaser nor the performance of this Agreement by Purchaser or the consummation by Purchaser of the Transactions will require on the part of Purchaser or any of its affiliates any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, except (a) in connection with the applicable requirements of the HSR Act, (b) pursuant to the applicable requirements of the Securities Act and the SEC's rules and regulations promulgated thereunder, the Exchange Act and the SEC's rules and regulations promulgated thereunder and state takeover laws, (c) the filing and recordation of the Certificate of Merger pursuant to Delaware Law,
(d) as set forth in Section 3.03 of Purchaser's disclosure schedule delivered to the Company in connection with this Agreement (the "Purchaser Disclosure Schedule") or (e) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not restrict or prevent the consummation of the Transactions.

                 SECTION 3.04  No Violation.  Except as set forth in Section
3.04 of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement by Purchaser nor the performance of this Agreement by Purchaser or the consummation by Purchaser of the Transactions will (a) conflict with or violate the Certificate of Incorporation or the By-Laws of Purchaser, (b) result in a violation or breach of, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any assets or property of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which consents have been obtained or which would not, individually or in the aggregate, materially restrict or prevent the consummation of the transactions contemplated hereby or (c) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.03 and this
Section 3.04 are duly and timely obtained or made, conflict with or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, except for such violations which would not, individually or in the aggregate, materially restrict or prevent the consummation of the Transactions.

                 SECTION 3.05 Disclosure Documents. No information supplied by or on behalf of Purchaser specifically for inclusion in the Company Statement or the Schedule 13E-3 will, at the respective times filed with the SEC, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Company Statement, at the date mailed to the Company's shareholders and at the time of the Shareholders' Meeting, contain any untrue statement of a material act or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will, when filed by Purchaser with the SEC, comply as to form in all material respects with the provisions of the Exchange Act and the SEC's rules and regulations promulgated thereunder.

                 SECTION 3.06 Financing. (a) At the Closing, Purchaser will have available $22,500,000 for purposes of consummating the Closing (the "Equity Financing"), reduced by an amount equal to the sum of (i) the number of Shares retained by management pursuant to the Management Voting Agreement multiplied by the Per Share Amount and (ii) the number of

Options retained by management pursuant to the Management Voting Agreement multiplied by the excess of the Per Share Amount over the exercise price of such Options.

                 (b) Purchaser has provided the Company with complete and correct copies of a letter from Donaldson, Lufkin & Jenrette Securities Corporation pursuant to which it has indicated that it is highly confident of its ability to underwrite in the public markets, senior notes of the Company in an aggregate amount of at least $75,000,000 to finance the Transactions. The financing to be provided pursuant to the foregoing arrangements is hereinafter referred to as the "Debt Financing". As of the date hereof, the highly confident letter relating to the Debt Financing has not been withdrawn.

                                   ARTICLE IV
                                   COVENANTS

                 SECTION 4.01 Conduct of the Business of the Company Pending the Merger. From the date hereof until the Effective Time, the Company shall conduct the business of the Company and each of its subsidiaries in all material respects only in the ordinary course consistent with past practice, shall use all reasonable efforts to preserve intact the business organization of the Company and its subsidiaries and keep available the services of their respective present key officers and employees (provided, however, that to satisfy the foregoing obligation, the Company shall not be required to make any payments or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business consistent with past practice) and shall use all reasonable efforts to preserve the current relationships of the Company and each of its subsidiaries with customers and suppliers with which the Company or such subsidiary has significant business relations and, except as otherwise required by applicable law or as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall not, without the prior consent of Purchaser:

                 (a)      amend its Certificate of Incorporation or By-Laws;

                 (b) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock, and not reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock (other than pursuant to the Transactions);

                 (c) issue, grant, sell, dispose of, encumber or pledge or agree to or authorize the issuance, grant, sale, disposition, encumbrance of or pledge of any shares of, or rights of any kind to acquire any shares of, the capital stock of any class of or any other ownership interest in the Company or any of its subsidiaries (other than pursuant to the Transactions);

                 (d) acquire, sell, transfer, lease or encumber any material assets (including, without limitation any Lease) except in the ordinary course of business and consistent with past practice nor shall it permit its subsidiaries to do any of the foregoing under this clause (d);

                 (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its subsidiaries;

                 (f) grant any severance or termination pay to, or enter into any employment agreement with, any executive officer or director of the Company or any of its subsidiaries, other than in the ordinary course of business and consistent with past practice;

                 (g) except in the ordinary course of business and consistent with past practice, increase the compensation payable or to become payable to its or its subsidiaries' officers or employees, enter into any contract or other binding commitment in respect of any such increase (other than pursuant to a Benefit Plan or policy or agreement existing as of the date hereof) to, or enter into any severance agreement with any director, executive officer or other employee of the Company or any of its subsidiaries or establish, adopt, enter into, make any new grants or awards under or amend, any Benefit Plan, except as required by applicable law, to maintain tax-qualified status or as may be required by any Benefit Plan as of the date hereof;

                 (h) settle or compromise any material claims or litigation or, except in the ordinary course of business and consistent with past practice, modify, amend or terminate any Material Contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability of the Company or any of its subsidiaries before the same becomes due and payable in accordance with its terms;

                 (i) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including tax accounting policies and procedures); except as may be required by law or generally accepted accounting principles;

                 (j) make any Tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without prior notice to Purchaser, except in the ordinary course of business and consistent with past practice;

                 (k) with respect to the Company or any of its subsidiaries, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice (provided, that nothing contained in the Section 4.01 shall limit the Company's ability to negotiate or enter into an agreement with a certain potential customer of the Company on terms substantially similar to those previously outlined by the Company to Purchaser during the due diligence process); or (iv) except in accordance with the Company's approved capital budget, attached hereto as Exhibit 4.01(k)(iv), authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and its subsidiaries, taken as a whole;

                 (l) waive, modify, amend, terminate or surrender any Lease or exercise any option under any Lease or extend or renew any Lease, or

                 (m) authorize or enter into an agreement to do any of the foregoing.

                 SECTION 4.02 Access; Confidentiality. (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall give Purchaser and its authorized representatives, and Persons providing or committing to provide financing for the Transactions and their representatives, reasonable access to its and its subsidiaries' officers, properties, books and records including, but not limited to, the right to conduct environmental sampling, testing or analysis, and shall furnish Purchaser and each of its authorized representatives with such financial and operating data and other information concerning the business and properties of the Company and its subsidiaries as Purchaser from time to time may reasonably request.

                 (b) Purchaser will hold and will cause its affiliates, agents and other representatives to keep all documents and information concerning the Company furnished to Purchaser or its representatives in connection with the Transactions confidential in accordance with a confidentiality agreement dated June 26, 1997, between the Company and a representative of Purchaser, which confidentiality agreement shall remain in full force and effect in accordance with its terms.

                 SECTION 4.03 Preparation of Company Statement; Shareholders' Meeting; Further Actions. (a) The Company shall file the Company Statement with the SEC. Purchaser shall cooperate with the Company in connection with the preparation of the Company Statement including, but not limited to, furnishing to the Company any and all information regarding Purchaser and any of its affiliates as may be required to be disclosed therein. The Company shall use its commercially reasonable efforts to cause the Company Statement to be mailed to the Company's shareholders as promptly as practicable after the date hereof.

                 (b) The Company shall as promptly as practicable notify Purchaser of the receipt of any comments from the SEC regarding the Transactions. All filings by the Company with the SEC and all mailings to the Company's shareholders in connection with the Transactions, including the Company Statement, shall be subject to the prior review, comment and approval of Purchaser (such approval not to be unreasonably withheld or delayed).

                 (c) In order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders as soon as practicable for the purpose of considering and taking action on this Agreement and the Merger (the "Shareholders' Meeting") and (ii) subject to its fiduciary duties under applicable law as advised in writing by outside counsel,
(A) include in the Company Statement the recommendation of the Board that the shareholders of the Company approve and adopt this Agreement and the Merger and
(B) use its best efforts to obtain such approval and adoption. At the Shareholders' Meeting, Purchaser shall cause all Shares then owned by it to be voted in favor of the approval and adoption of this Agreement and the Merger.

                 (d) Subject to the terms and conditions of this Agreement and applicable law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Transactions to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use commercially reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to any court, administrative agency or commission or other governmental authority, or instrumentality, domestic or foreign (collectively, "Governmental Entity") or other Person or entity as soon as reasonably practicable after filing; (ii) making promptly its respective filings, and thereafter making any other required submissions, under, seeking early termination of any waiting period under, the HSR Act; (iii) providing all such information concerning such party, its subsidiaries and its officers, directors and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (iv) consummating and making effective the transactions contemplated hereby; and (v) in the event and to the extent required, amending this Agreement so that this Agreement and the Merger comply with Delaware Law. Prior to making any application to or filing with any Governmental Entity or other Person or entity in connection with this Agreement (other than filing under the HSR Act), each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable efforts to take all such action.

                 SECTION 4.04 Public Announcements. The Company and Purchaser will obtain the written consent of one another prior to issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any public statement prior to obtaining such consent, except as may be required by applicable law or pursuant to the rules and regulations of the NASDAQ National Market (in which case the party making such release or announcement will provide prior notice thereof to the other party).

                 SECTION 4.05 Recapitalization. The Company shall cooperate with any reasonable requests of Purchaser or the SEC related to the reporting of the Transactions as a recapitalization for financial reporting purposes including, without limitation, to assist Purchaser and its affiliates with any presentation to the SEC with regard to such reporting and to include appropriate disclosure with regard to such reporting in all filings with the SEC and mailings to the shareholders of the Company made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Purchaser for the prior review of Purchaser's advisors any description of the Transactions which is meant to be disseminated.

                 SECTION 4.06 Acquisition Proposals. Neither the Company nor any of its subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the making of any proposal or offer from any Person relating to any acquisition or purchase of all or (other than in the ordinary course of business and not likely to interfere with the consummation of the Transactions) any portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any recapitalization, business combination, consolidation, merger, liquidation, dissolution or similar transaction with the Company or any of its subsidiaries or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to Purchaser of the Transactions (any communication with respect to the foregoing being an "Acquisition Proposal") or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the Company may furnish information to (subject, in each case, to receipt by the Company of a confidentiality agreement on terms substantially similar to the agreement referred to in
Section 4.02(b)), and negotiate or otherwise engage in discussions with, any party who delivers a written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement if the Board reasonably determines in good faith by a majority vote (i) after consultation with and receipt of advice from its outside legal counsel, that failing to take such action is reasonably determined to constitute a breach of the fiduciary duties of the Board under applicable Law, (ii) after consultation with and receipt of advice from a recognized investment banking firm, that such proposal is more favorable to the Company's shareholders from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by Purchaser in response to such Acquisition Proposal), (iii) that sufficient commitments have been obtained with respect to such Acquisition Proposal that the Board reasonably expects a transaction pursuant to such Acquisition Proposal could be consummated and (iv) that such Acquisition Proposal is not subject to any regulatory approvals or other legal, financial or other restrictions that could reasonably be expected to prevent consummation. The

Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. From and after the execution of this Agreement, the Company shall immediately advise Purchaser orally and in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to any Acquisition Proposal (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Purchaser within 24 hours of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such proposal in addition to any information provided to any third party relating thereto. In addition, the Company shall immediately advise Purchaser, in writing, if the Board shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this Section 4.06. Notwithstanding the foregoing, the Company shall be permitted to take such actions as may be required to comply with Rule 14e-2 of the Exchange Act.

                 SECTION 4.07 D&O Indemnification. (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Purchaser shall cause the Surviving Corporation to indemnify and hold harmless each present and former officer and director of the Company (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including, without limitation, attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby and giving effect to the consummation of such transactions and actions), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective
Time), the Indemnified Party may retain counsel satisfactory to such Indemnified Party and reasonably satisfactory to Purchaser and Purchaser shall, or shall cause the Surviving Corporation to, advance the fees and expenses of such counsel for the Indemnified Party in accordance with the Certificate of Incorporation or By-Laws of the Company in effect on the date of this Agreement.

                 (b)      [Reserved]

                 (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this
Section 4.07 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                 (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 4.07, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 4.07.

                 SECTION 4.08 Fees and Expenses. (a) In the event the Merger is consummated, all costs and expenses incurred by each party hereto in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) which, in the case of the Company, shall not exceed $1,750,000, and in the case of Purchaser shall not exceed $1,750,000, shall be paid by the Surviving Corporation or the Surviving Corporation shall promptly reimburse such party, as the case may be.

                 (b) Notwithstanding anything contained herein to the contrary, in the event the Fee is required to be paid by the Company to Purchaser pursuant to Section 6.03, the Company shall simultaneously reimburse Purchaser for all costs and expenses incurred by Purchaser in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) in an amount not to exceed $1,750,000.

                 (c)      In all events other than those expressly described in
Section 4.08(a) and (b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense, provided that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Schedule 13E-3, the Company Statement and all SEC and other regulatory filing fees incurred in connection with the Company Statement shall be borne equally by the Company, on the one hand, and Purchaser, on the other hand (subject, in the case of Purchaser, to reimbursement to the extent provided in Section 4.08(b)).

                 SECTION 4.09 Debt Financing. (a) Purchaser shall use its reasonable best efforts to assist the Company in obtaining the Debt Financing or other alternative financing on substantially comparable or more favorable terms. The Company shall use its reasonable best efforts to cooperate with Purchaser in the obtaining of the Debt Financing, including, without limitation, by participating in road shows and meeting with, and providing information to, potential sources of financing identified by Purchaser.

                 (b) The Company shall use its reasonable best efforts to obtain a revolving credit commitment (the "Revolver") from NationsBank, the terms of which shall be substantially similar to those in the term sheet previously forwarded to Purchaser.

                 SECTION 4.10 Preferred Stock. Provided that Purchaser shall have provided to the Company reasonably in advance of the first mailing to stockholders of the Company Statement the terms of the Mirror Preferred Stock, then, prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to establish the terms of the Mirror Preferred Stock and file the certificate of designation with respect thereto with the Delaware Secretary of State, all in accordance with the applicable provisions of Delaware Law. The "Mirror Preferred Stock" shall be Preferred Stock of the Company, the terms of and certificate of designations of which shall be identical in all respects (except the name of the Company) to the terms of the Preferred Stock of the Purchaser and the certificate of designations therefor in effect immediately prior to the Effective Time.

                 SECTION 4.11 Schedule 13-E. As soon as practicable after the date of announcement of the execution of the Agreement, Purchaser shall file (separately, or as part of the Company Proxy Statement) with the SEC, the
Schedule 13E-3. Purchaser and the Company each agree to correct any information provided by it for use in the Schedule 13-E if and to the extent that it shall have become false or misleading in any material respect. Purchaser and the Company further agree to take all steps necessary to cause the Schedule 13-E as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Schedule 13-E prior to its being filed with the SEC.

                 SECTION 4.12 Certain Filings. The Company and Purchaser shall use their respective reasonable best efforts to take or cause to be taken, (i) actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of a Form S-4 registration statement (the "Registration Statement") if necessary, the Company Statement and the Schedule 13-E, (ii) such actions as may be required to have the Registration Statement declared effective if necessary under the Securities Act and to have the Company Statement cleared by the SEC, in each case as promptly as practicable, and (iii) such actions as may be required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

                                   ARTICLE V
                                   CONDITIONS


                 SECTION 5.01 Conditions to the Merger. (a) The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                        (i) Shareholder Approval. This Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the shareholders of the Company to the extent required by Delaware Law and the Certificate of Incorporation of the Company;


                       (ii) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition of Shares or the Mirror Preferred by Purchaser or any affiliate illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;


                      (iii) HSR Act. Any applicable waiting period under the HSR Act relating to the Transactions shall have expired; and


                       (iv) Consents. All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not constitute a Material Adverse Effect after giving effect to the Transactions (including the Debt Financing); and


                        (v) Registration Statement. If necessary, the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

                       (vi) Debt Financing.  The Debt Financing shall have been
                 obtained.

                 (b) The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by the Company:

                        (i) Accuracy of Representations and Warranties. All
                 representations and warranties made by Purchaser herein shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) at the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the

                 Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

                        (ii) Compliance with Covenants. Purchaser shall have
                 performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.

                        (iii) Officer's Certificates. The Company shall have
                 received such certificates of Purchaser, dated as of the Effective Time, signed by an executive officer of Purchaser to evidence satisfaction of the conditions set forth in this
                 Article V (insofar as it relates to Purchaser) as may be reasonably requested by the Company.


                 (c) The obligation of Purchaser to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by Purchaser:

                        (i) Accuracy of Representations and Warranties. All
                 representations and warranties made by the Company herein, and made by each party (other than the Purchaser or its affiliates) in the Voting Agreements and the Management Voting Agreement, shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.


                       (ii) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or as of the Effective Time.
                 Each party (other than the Purchaser or its affiliates) shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in the Voting Agreements and the Management Voting Agreement to be performed or complied with by each such party to or as of the Effective Time.

                      (iii) Officer's Certificates. Purchaser shall have received such certificates of the Company, dated as of the Effective Time, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in this
                 Article V (insofar as it relates to the Company) as may be reasonably requested by the Company.

                       (iv) Directors Resignations. All Directors of the Company other than Carl V. Rush, Jr. shall have tendered their resignations effective as of the Effective Time and shall have been replaced by nominees acceptable to Purchaser.

                        (v)  The Funded Debt of the Company and its
                 Subsidiaries determined on a consolidated basis in accordance with GAAP shall not exceed $35.6 million.

                       (vi) The Revolver shall be in full force and effect with adequate availability thereunder.

                      (vii) There shall not be instituted or pending (x) any action or proceeding by any Governmental Entity or (y) any action or proceeding by any other Person, in any case referred to in clauses (x) and (y), before any court or Governmental Entity that has reasonable likelihood of success notwithstanding the reasonable efforts of the Company and Purchaser to dismiss or otherwise terminate such action or proceeding (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the Transactions, (ii) seeking to restrain or prohibit Purchaser's (including its Subsidiaries and affiliates) ownership or operation of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to compel Purchaser or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of Purchaser or any of its Subsidiaries or affiliates to effectively control the business or operations of the Company and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Shares or Mirror Preferred Stock, including, without limitation, the right to vote any Shares or Mirror Preferred Stock acquired or owned by

                 Purchaser or any of its Subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or
                 (iv) seeking to require divestiture by Purchaser or any of its Subsidiaries or affiliates of any Shares or Mirror Preferred Stock, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of Purchaser is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

                     (viii) The Rollover Shareholders shall have executed a stockholders agreement (the "Stockholders Agreement") in form and substance acceptable to Purchaser.

                       (ix) The holders of not more than 10% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

                        (x) Purchaser shall be reasonably satisfied that the Merger will be recorded as a "recapitalization" for financial reporting purposes;

                       (xi) The certificate of designation for the Mirror Preferred Stock shall have been accepted for filing by the Delaware Secretary of State;

                      (xii) There will be no more than 7,871,875 shares outstanding, on a fully diluted basis (including, without limitation all Options, Warrants or any other ownership interest in the Company); and

                     (xiii) The Warrant obligations shall have been fully satisfied and the Warrants shall have been canceled in accordance with the terms of said Warrants.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 6.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, as the case may be, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the shareholders of the Company:

                 (a) by mutual written consent duly authorized by the Board of Directors of each of Purchaser and the Company; or

                 (b) by Purchaser or the Company if (i) the Effective Time shall not have occurred on or before July 31, 1998; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition of Shares or Mirror Preferred by Purchaser or any affiliate illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; or

                 (c) by either the Company or Purchaser, if Purchaser (in the case of termination by the Company), or the Company (in the case of termination by Purchaser) shall have breached in any material respect any of its obligations under this Agreement or any representation and warranty of Purchaser (in the case of termination by the Company) or the Company (in the case of termination by Purchaser) shall have been incorrect in any material respect when made or at any time prior to the Effective Time;

                 (d) by Purchaser if the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Purchaser, its approval or recommendation of this Agreement, the Merger or the Transactions or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any proposal for another transaction pursuant to any Acquisition Proposal, or shall have resolved to do any of the foregoing, or if the Company has failed to call the Company Stockholders Meeting or taken any action indicating it will not hold such meeting or failed as promptly as practicable after the Registration Statement is declared effective if necessary to mail the Company Statement to its stockholders or failed to include in such statement the recommendation referred to above;

                 (e) by the Company, upon approval of the Board, if prior to the Effective Time the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to Purchaser, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement, the Merger or the Transactions in order to permit the Company to execute a definitive agreement concerning a transaction pursuant to an Acquisition Proposal so long as the Board of Directors of the Company, after consultation with and receipt of advice from its outside legal counsel, determines in good faith that the failure to take such action will constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable laws, and provided that the Company shall be in compliance with
Section 4.06;

                 (f) by either the Company or Purchaser if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

         The party desiring to terminate this Agreement pursuant to Sections 6.01(b)-(f) shall give written notice of such termination to the other party in accordance with Section 7.02.

                 SECTION 6.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Sections 4.02(b), 6.03 and 7.01 and this
Section 6.02 and (ii) nothing herein shall relieve any party from liability for any breach hereof.

                 SECTION 6.03 Fees. Notwithstanding the provisions of Section 4.08, in the event that:

                 (a)      this Agreement shall have been terminated pursuant to
Section 6.01(f) and within 12 months of any such termination the Company shall have entered into definitive documentation or consummated an agreement with respect to any Acquisition Proposal (whether received prior to or following such termination);

                 (b)      this Agreement is terminated pursuant to Section 6.01
(d) or 6.01(e), or

                 (c) this Agreement (i) is terminated pursuant to Section 6.01(b)(i), or Section 6.01(c) (in the case of a termination by Purchaser) and
(ii) within 12 months of any such termination the Company shall have entered into definitive documentation or consummated an agreement with respect to any Acquisition Proposal (whether received prior to or following such termination);

then, in any such event, the Company shall pay Purchaser (i) prior to such consummation or entering into of definitive documentation in the case of paragraph (a), (ii) prior to such withdrawal or modification in the case of termination pursuant to the Sections referred to in paragraph (b) or (iii) prior to the consummation of any such Acquisition Proposal in the case of paragraph (c), a fee of $4,000,000 (the "Fee").

                 (d) Upon the termination of this Agreement for any reason other than (i) a termination by either the Company or Purchaser pursuant to
Section 6.01(a), (ii) a termination by the Company pursuant to Section 6.01(c) or (iii) a termination that follows a failure of the conditions set forth in Sections 5.01(a)(ii), 5.01(a)(iii), 5.01(b), 5.01(c)(vii), 5.01(c)(viii),
5.01(c)(ix) or 5.01(c)(x) to be satisfied (provided, however, that the failure to satisfy any such condition shall not have resulted from the breach by the Company of any obligation under this Agreement or from any representation or warranty of the Company having been incorrect when made or at any time prior to the Effective Time), the Company shall reimburse Purchaser and its affiliates not later than two business days after submission of a demand thereof for 100% of their costs and expenses incurred in connection with this Agreement and the Transactions (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) provided that the aggregate amount payable pursuant to this Section 6.03(e) shall not exceed $1,750,000.

                 SECTION 6.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the shareholders of the Company, no amendment may be made which would require further approval of the stockholders of the Company under applicable law without such further stockholder approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 6.05 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE VII
                               GENERAL PROVISIONS

                 SECTION 7.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.01, as the case may be, except that the agreements set forth in Article I and Sections 4.07 and 4.08 shall survive the Effective Time indefinitely and those set forth in Sections 4.02(b), 6.02 and 6.03 and this
Section 7.01 shall survive termination indefinitely.

                 SECTION 7.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

         if to Purchaser:         Green I Acquisition Corp.
                                  c/o 399 Venture Partners, Inc.
                                  399 Park Avenue
                                  New York, New York  10043
                                  Facsimile No.: 212-888-2940
                                  Attention: Joseph M. Silvestri, Vice President
         with a copy to:          Morgan, Lewis & Bockius LLP
                                  101 Park Avenue
                                  New York, New York  10178
                                  Facsimile No.: 212-309-6273
                                  Attention:  Philip Werner, Esq.


         if to the Company:

                                  The GNI Group, Inc.
                                  2525 Battleground Road
                                  Deer Park, TX 77536
                                  Facsimile No.: 281-930-0355
                                  Attention: President

with a copy to:                   Bracewell & Patterson, LLP
                                  2900 South Tower Pennzoil Place
                                  700 Louisiana, 7th Floor
                                  Houston, Texas  77002
                                  Facsimile No.: 713-221-1212
                                  Attention: Rick Wittenbraker, Esq.

                 SECTION 7.03 Certain Definitions. For purposes of this Agreement, the term:

                 (a) "affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person;

                 (b) "beneficial owner" with respect to any Shares means a Person who shall be deemed to be the beneficial owner of such Shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates or Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                 (c) "Benefit Plan" means any Plan, existing at the Effective Time or prior thereto, established or to which contributions have at any time been made by the Company, any of its subsidiaries, any ERISA Affiliate, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company, any of its subsidiaries or any ERISA Affiliate or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                 (d) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                 (e) "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                 (f) "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                 (g) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                 (h) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources;

                 (i) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Entity, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal;

                 (j) "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law;

                 (k) "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, common law, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Entity, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section  9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section  1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C.
Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Atomic Energy Act of 1954, 42 U.S.C.
Section 2011 et seq; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; Safe Drinking Water Act, 42 U.S.C. Section 300f et. seq. and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material;

                 (l) "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents, variances, exemptions or authorizations required by any Governmental Entity under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Entity under any applicable Environmental Law;

                 (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

                 (n) "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, the Company or any of its subsidiaries, or any predecessor of any of the foregoing;

                 (o) "Funded Debt" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the Ordinary Course of Business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all Capital Lease Obligations of such Person; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not such Person has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swap Obligations of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

                 (p) "Guaranties" by any Person means all obligations (other than endorsements in the Ordinary Course of Business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Funded Debt, cash dividend or other monetary obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Funded Debt or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds for the purchase or payment of such Funded Debt or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Funded Debt or obligation of the ability of the primary obligor to make payment of the Funded Debt or obligation; or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Funded Debt for borrowed money shall be deemed to be Funded Debt equal to the principal amount of such Funded Debt for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Funded Debt equal to the maximum aggregate amount of such obligation, liability or dividend unless such Guaranty is limited.

                 (q) "Hazardous Material" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law;

                 (r) "Knowledge" means the actual knowledge, after due investigation, of the officers of the Company or any of its subsidiaries together with the persons listed in Section 7.03(r) of the Company Disclosure Schedule;

                 (s) "Material Adverse Effect" means any change or effect or any event or circumstance which, individually or when taken together with all other changes, effects, events or circumstances, is, or could reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                 (t) "Multiemployer Plan" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

                 (u) "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 (v) "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

                 (w) "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                 (x) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment;

                 (y) "generally accepted accounting principles" means United States generally accepted accounting principles as in effect from time to time consistently applied.

                 (z) "Site" means any of the real properties currently or previously owned, leased or operated by the Company, any subsidiary of the Company, any predecessors of the Company or any such Subsidiary or any entities previously owned by the Company or any such Subsidiary, including all soil, subsoil, surface waters and groundwater thereat; and

                 (aa) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Purchaser or any other Person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                 (bb) "Swap Obligations" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of any Swap Obligation shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap Obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap Obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

                 SECTION 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                 SECTION 7.05 Entire Agreement; Assignment. This Agreement, the Voting Agreements and the Management Voting Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of its rights and obligations hereunder to any affiliate or affiliates of Purchaser provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                 SECTION 7.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 4.07 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                 SECTION 7.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                 SECTION 7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court. THE COMPANY AND PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE COMPANY OR PURCHASER.

                 SECTION 7.09 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        GREEN I ACQUISITION CORP.


                                        By /s/ Joseph Silvestri
                                          ---------------------------
                                          Name:  Joseph Silvestri
                                          Title: Vice President


                                        The GNI Group, Inc.


                                        By /s/ Carl V. Rush, Jr.
                                          ---------------------------
                                          Name:  Carl V. Rush, Jr.
                                          Title: President & CEO

                     [SIGNATURE PAGE TO MERGER AGREEMENT]

                                                                 EXHIBIT A


                      AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                              THE GNI GROUP, INC.

     The GNI Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify that:

     1. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the corporation is The GNI Group, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL")

     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is ________ shares, consisting of (1) __________ shares of Class A Common Stock, par value $0.01 per share (the "Class A Common"); (2) _________ shares of Class B Common Stock, par value $0.01 per share (the "Class B Common"; the Class A Common and the Class B Common hereinafter being referred to collectively as the "Common Stock") and (3) __________ shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

                                     PART I
                                   DEFINITIONS

     (1) The following terms shall have the following meanings in this Certificate of Incorporation (such definitions to be equally applicable to both singular and plural forms of the terms defined):

     "Affiliate" means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

     "Board of Directors" means the board of directors of the Corporation.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for business.

     "Effective Time" means the date upon which the certificate of merger regarding the merger of Green I Acquisition Corp. with and into the Corporation is filed with the Secretary of State of the State of Delaware.

     "Person" or "person" means an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

     "Qualifying Offering" means the consummation by the Company, after the Effective Time, of an underwritten primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act, covering the distribution of the Common Stock (i) which (taken together with all similar previous public offerings subsequent to the Effective
Time) raises at least $__________ of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses).

     "Sale of the Company" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to a Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company's assets on a consolidated basis.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     (2) The following terms, when used in this Certificate of Incorporation, shall have the meanings provided for such terms in the Sections set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):


                                Section (Part)
Term                            of Article FOURTH
----                            -----------------
Class A Common                  preamble
Class B Common                  preamble
Common Stock                    preamble
Date of Issuance                1(b) (Part III)
Dividend Payment Date           3(b) (Part III)
Dividend Period                 3(b) (Part III)
Dividend Rate                   3(b) (Part III)
Junior A Stock                  3(e) (Part III)
Preferred Liquidation Value     3(d) (ii) (Part III)
Preferred Stock                 preamble
Redemption Date                 4(a) (iii) (Part III)
Redemption Event                4(a) (i) (Part III)
Redemption Price                4(a) (iii) (Part III)
Series A Preferred              1(a) (Part III)
Special Redemption              4(d) (Part III)
Stated Value                    1(b) (Part III)

                                     PART II
                                  COMMON STOCK

     The powers and rights of the shares of each class of Common Stock, and the qualifications, limitations or restrictions thereof, are set forth in this Part II.

     (1) Voting Rights. Except as expressly provided herein or as required under the GCL, on all matters to be voted on by the Corporation's stockholders, (i) each holder of record of shares of Class A Common will be entitled to one vote per share so held, and (i) each holder of record of shares of Class B Common will be entitled to no voting rights.

     (2) Dividends. When and as dividends are declared or paid on shares of Common Stock, whether in cash, property or securities, each holder of record of shares of Common Stock will be entitled to a ratable portion of such dividend, based upon the number of shares of Common Stock then held of record by each such holder, provided that (a) if dividends are declared in shares of Common Stock, such dividends will be declared and paid at the same rate per share on each class of Common Stock, and, unless the Corporation obtains the prior affirmative vote or written consent of at least 95% of the issued and outstanding shares of each class of Common Stock, dividends payable in shares of a specific class of Common Stock will be payable only to holders of that particular class of Common Stock; provided, further, that any dividend or distribution payable to one class of Common Stock entitles the other class of Common Stock to the same form and distribution amount (except as provided for in (b) below) on the same date, and
(b) if the dividends consist of voting securities of the Corporation, the Corporation will make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities of the Corporation, which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the shares of Class B Common are convertible into the shares of Class A Common.

     (3) Stock Splits; Combinations. If the Corporation, in any manner, subdivides or combines (by stock split, stock dividend or otherwise) the issued and the outstanding shares of any class of Common Stock, the issued and outstanding shares of the other class of Common Stock will be proportionately subdivided or combined , unless the Corporation obtains the prior affirmative vote or consent of the holders of all of the issued and outstanding shares of the Class A Common and the Class B Common voting together as a single class.

     (4) Liquidation.

         (a) Ratable Participation. The holders of the Common Stock will be entitled to share ratably, on the basis of the number of shares of Common Stock then held by each such holder, in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding-up of the Corporation.

         (b) Mergers, etc. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

     (5) Conversion.

         (a) Optional Conversion of Class A Common. Each share of Class A Common is convertible into one share of Class B Common at the option of the holder.

         (b) Optional Conversion of Class B Common. Each share of Class B Common is convertible into one share of Class A Common at the option of the holder.

         (c) Conversion Procedure.

             (i) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of a class of Common Stock represented by such certificate or certificates into such other class of Common Stock.

             (ii) Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be deemed to have been effected as of the close of business on the date on which such certificate or certificates were surrendered and such notice was received. At such time the rights of the holder of the converted Common Stock as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of such other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

             (iii) Following each surrender of certificates and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (A) the certificate or certificates for the class of Common Stock issuable upon such conversion and (B) a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

             (iv) The issuance of certificates for a class of Common Stock upon conversion of any class of Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of such other class of Common Stock.

          (v) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common and Class B Common the number of such shares sufficient for issuance upon conversion of any Class A Common and Class B Common hereunder.

          (vi) The Corporation will not close its books against the transfer of any class of Common Stock in any manner which would interfere with the timely conversion of any class of Common Stock.

     (6) Mergers, etc. In connection with any merger, consolidation or recapitalization in which holders of Class A Common generally receive, or are given the opportunity to receive, consideration for their shares, then, in all such circumstances, unless otherwise approved by the holders of a majority of shares of Class B Common voting as a separate class, all holders of Class B Common shall be given the opportunity to receive the same form and amount of consideration per share.


                                    PART III
                                 PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers (including voting powers), designations, preferences and relative, participating, optional, and other special rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law.

     All shares of the Preferred Stock of any one series shall be identical to each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

     Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of that class) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and if the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

      (1)      Designation.

               (a) Series A Preferred. A class of Preferred Stock is hereby created with the designations, powers, preferences and rights set forth herein. The Corporation is authorized to issue a class of Preferred Stock designated as Series A Preferred Stock consisting of _______ shares (the "Series A Preferred").

               (b) Stated Value; Date of Issuance. Each share of Series A Preferred shall have a stated value of $100 (the "Stated Value"). No shares of Series A Preferred will be issued except as part of the original issuance thereof. The date on which the Corporation initially issues any share of Preferred Stock will be deemed its "Date of Issuance" regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share.

               (c) Ranking. For so long as any shares of Series A Preferred are issued and outstanding, the Corporation will not issue any series of Preferred Stock which will be senior or pari passu with respect to payment of dividends, other distributions, preference on redemption or liquidation rights or otherwise; provided, however, that holders of more than a majority of the shares of Series A Preferred may consent to the issuance of Preferred Stock ranking senior or pari passu to the Series A Preferred.

      (2)      Voting.

               (a) No Voting Rights Generally. Except as otherwise provided specifically herein or required by law, none of the shares of Series A Preferred shall have any voting rights.

               (b) Consent Requirements. For so long as shares of Series A Preferred are issued and outstanding, the affirmative vote or consent of the holders of more than a majority of all of the shares of Series A Preferred at the time issued and outstanding, voting as a separate class, given in person or by proxy either in writing (as may be permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Corporation, whether such actions are effected directly or through a merger or another transaction (provided, that, no such affirmative vote or consent shall be required in connection with a merger or other transaction which would result in a Sale of the Company, so long as prior to or simultaneously with completion of that transaction, the Series A Preferred will be redeemed in full):

                   (i) the amendment of the Certificate of Incorporation or By-laws of the Corporation, or the alteration or change of the powers, rights, privileges or preferences of the Series A Preferred, if such amendment, alteration or change would adversely affect any of the powers, rights, privileges or preferences of the holders of the Series A Preferred;

          (ii) the authorization of (or issuance of any shares of) any class of Preferred Stock which ranks senior to or pari passu with the Series A Preferred with respect to dividends or upon liquidation, dissolution or winding-up of the Corporation;

          (iii) the increase of the number of shares of Series A Preferred authorized for issuance; or

          (iv) the issuance after the Effective Time of any shares of Series A Preferred (excluding the issuance of share certificates upon transfers or exchanges of shares by holders (other than the Corporation) thereof or upon replacement of lost, stolen, damaged or mutilated share certificates), except for issuances of shares of Series A Preferred which have been redeemed or otherwise acquired.

     (3) Dividends; Cash and Stock Dividends.

         (a) Payment. Dividends will be payable on each share of Series A Preferred, in cash, as provided herein when, as and if declared by the Board of Directors, to the extent funds are legally available therefor.

         (b) Rates; Dates Payable. Dividends on shares of Series A Preferred will be payable in cash at a rate per annum equal to 12% of the Preferred Liquidation Value thereof (the "Dividend Rate"). Such dividends shall be payable semi-annually on _______________ and _______________ of each year, commencing on _______________ (each such date hereinafter referred to as a "Dividend Payment Date" and each such dividend period hereinafter referred to as a "Dividend Period") (or, if such date is not a Business Day, then on the next succeeding Business Day), to the holders of record as they appear on the register of the Corporation for the shares of such Series A Preferred.

         (c) Record Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of the dividends payable pursuant to Section 3(b), which record date shall not be more than 60 days prior to the Dividend Payment Date.

         (d) Accrual.

         (i) Dividends on the shares of Series A Preferred shall accrue cumulatively on a daily basis and shall accrue from the Date of Issuance to and including the date on which the redemption of such share of Series A Preferred shall have been effected or on which full payment with respect to such share shall have been made pursuant to any liquidation, dissolution or winding-up of the Corporation, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

            (ii) To the extent not paid on any Dividend Payment Date, all dividends which have accrued on any share of Series A Preferred then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Date of Issuance in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such share of Series A Preferred (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The "Preferred Liquidation Value" of any share of Series A Preferred as of a particular date shall be equal to the sum of $100 plus an amount equal to any accrued and unpaid dividends (whether or not earned or declared) on such share of Series A Preferred added to the Preferred Liquidation Value of such share of Series A Preferred on any Dividend Payment Date pursuant to this Section 3(d) and not thereafter paid.

        (e) Priority. For so long as any shares of Series A Preferred shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to the Common Stock, or any other class or series of stock of the Corporation ranking junior to the Series A Preferred (together with the Common Stock, a "Junior A Stock") as to dividends or distributions of assets upon liquidation, dissolution or winding up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation of shares of Common Stock or any other Junior A Stock shall be made on any date unless, in each case, the full amount of unpaid dividends accrued on all outstanding shares of Series A Preferred shall have been paid or contemporaneously are declared and paid; provided, however, that the foregoing provisions of this sentence shall not prohibit (i) a dividend payable solely in shares of Common Stock or any other Junior A Stock, (ii) the acquisition of any shares of any Common Stock or any other Junior A Stock upon conversion or exchange thereof into or for any shares of any other class of Common Stock or other Junior A Stock or (iii) the acquisition of any shares of Common Stock pursuant to the Stockholders' Agreement.

     (4) Redemption.

         (a) Redemption by the Corporation. (i) To the extent funds are legally available therefor, on the earlier of (x) March 1, 2010, or if such date is not a Business Day then on the next Business Day, and (y) the date on which a Sale of the Company or a Qualifying Offering occurs, the Corporation shall redeem at the Redemption Price therefor all issued and outstanding shares of Series A Preferred (the events described in any of the above clauses (x) or (y) are each referred to herein as a "Redemption Event").

              (ii) To the extent funds are legally available therefor, on any Business Day prior to a Redemption Event, the Corporation, at its option, may redeem at the

Redemption Price therefor all or any portion of the shares of Series A Preferred then issued and outstanding.

              (iii) The date on which shares of Series A Preferred are required to be redeemed pursuant to this Section 4 is referred to herein as the "Redemption Date." If, on the Redemption Date, there shall be insufficient funds of the Corporation legally available for the complete redemption of the Series A Preferred, such amount of the funds as is legally available shall be used for the redemption obligation as described in Section 4(d) of this Part III. If the Corporation shall fail to discharge its obligation to redeem shares of the Series A Preferred upon the occurrence of a Redemption Event, such obligation shall be discharged as soon as the Corporation is permitted by law to discharge such obligations. Such redemption obligation shall be cumulative so that if such obligation shall not be fully discharged for any reason, all funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such obligation is discharged.

The redemption price (the "Redemption Price") for each outstanding share of Series A Preferred to be redeemed pursuant to this Section 4(a) shall be the Preferred Liquidation Value thereof as of the Redemption Date.

       (b) Payment of Redemption Price. Each payment of the Redemption Price in accordance with Section 4(a)(iii) of this Part III shall be made to the holder of each share of Series A Preferred being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share of Series A Preferred, duly endorsed in blank or accompanied by an appropriate form of assignment.

       (c) Redeemed Shares not to be Reissued. All shares of Series A Preferred redeemed pursuant to Section 4(a) of this Part III shall be retired and canceled and shall not thereafter be reissued. This Section shall not apply to any shares of Series A Preferred which is otherwise redeemed, purchased or acquired by the Corporation.

       (d) Amount of Shares Redeemed. The Corporation may acquire shares of the Series A Preferred from time to time without redeeming or otherwise acquiring all or any other issued and outstanding shares of the Series A Preferred (such acquisition, a "Special Redemption"). Except with respect to any Special Redemption, if less than all of the issued and outstanding shares of Series A Preferred is to be redeemed pursuant to this Section 4, the Corporation shall determine the number shares held by each holder of such series to be redeemed as hereinafter provided. The number of shares of Series A Preferred to be redeemed from each holder thereof shall be the number of shares determined by multiplying the total number of shares of Series A Preferred to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series A Preferred, then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred, then issued and outstanding.

          (e) Notice of Redemption. Notice of the redemption of shares of Series A Preferred pursuant to Section 4(a) of this Part III, specifying the time and place of redemption and the Redemption Price, shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares to be redeemed, at the address for such holder shown on the stock records of the Corporation not less than 10 Business Days prior to the date on which such redemption is to be made; provided, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred to be redeemed. Such notice shall also specify the number of shares of Series A Preferred of each holder thereof and the certificate numbers thereof which are to be redeemed. In case less than all the shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

          (f) Dividends After Redemption Date. Unless the Redemption Price is not made available on the Redemption Date to the holder of a share of Series A Preferred, then from and after the Redemption Date, such share of Series A Preferred shall not be entitled to any dividends accruing after such date, all rights of the holder of such share of Series A Preferred as a stockholder of the Corporation by reason of the ownership of such share of Series A Preferred shall cease, except the right to receive the Redemption Price of such share of Series A Preferred upon the presentation and surrender of the certificate representing such share of Series A Preferred and such share of Series A Preferred shall not after such date be deemed to be outstanding for any purpose.

     (5) Liquidation Rights.

         (a) Preference. Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of issued and outstanding shares of Series A Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of Common Stock or any other Junior A Stock, an amount per share of Series A Preferred, in cash, equal to the Preferred Liquidation Value of such shares as of the date of final distribution. Such assets shall be distributed ratably among the shares of Series A Preferred.

         (b) Preferences are not Participating. After the payment to the holders of the shares of Series A Preferred of the full preferential amounts provided for in Section 5 of this Part II the holders of shares of Series A Preferred shall have no right or claim to any of the remaining assets of the Corporation.

         (c) Mergers, etc. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

     SIXTH: [RESERVED]

     SEVENTH: The Corporation expressly elects not to be governed by Section 203 of the GCL.

     EIGHTH: The total number of directors which shall constitute the whole board of directors shall be determined in accordance with the By-Laws of the Corporation, but shall not be less than two (2) nor more than nine (9).

             (a) Unless and to the extent that the By-Laws so provide, election of directors need not be by written ballot.

             (b) The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

     NINTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Section 9 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation as of ________________________, 1998.


                                              The GNI Group, Inc.




                                              --------------------------------
                                              Name:
                                              Title:

                                                                      EXHIBIT B


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              The GNI Group, Inc.

                                   Article I

                                  Stockholders

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

     SECTION 2. Special Meetings. Except as otherwise provided in the Certificate of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time by the Board of Directors or the Chairman of the Board. Any special meeting of the stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors or the officer calling the meeting may designate. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting unless all of the stockholders are present in person or by proxy, in which case any and all business may be transacted at the meeting even though the meeting is held without notice.

     SECTION 3. Notice of Meetings. Except as otherwise provided in these ByLaws or by law, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at his or her address as it appears on the records of the Corporation. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     SECTION 4. Quorum. At any meeting of the stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-Laws, in which case the representation of the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-Laws.

     SECTION 5. Adjourned Meetings. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting may adjourn from time to time; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 6. Organization. The Chairman of the Board, or, in his absence, the Vice-Chairman of the Board, or, in their absence, the Chief Executive Officer, or, in the absence of the Chairman of the Board, the Vice-Chairman of the Board and the Chief Executive Officer, the President, or, in the absence of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer and the President, a Vice President shall call all meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President and all of the Vice Presidents, the holders of a majority in number of the shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman.

     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held, for the ten days next preceding the meeting, to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, and shall be produced and kept at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

     SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of Directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.

     Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     SECTION 8. Inspectors. When required by law or directed by the presiding officer or upon the demand of any stockholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the stockholders by one or more Inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     SECTION 9. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.


                                   ARTICLE II

                               Board of Directors

     SECTION 1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, none of whom need be stockholders of the Corporation. The number of Directors constituting the Board of Directors shall be fixed from time to time by resolution passed by a majority of the Board of Directors. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

     SECTION 2. Removal, Vacancies and Additional Directors. The stockholders may, at any special meeting the notice of which shall state that it is called for that purpose, remove, with or without cause, any Director and fill the vacancy; provided that whenever any Director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate of Incorporation, such Director may be removed and the vacancy filled only by the holders of that class of stock voting separately as a class. Vacancies caused by any such removal and not filled by the stockholders at the meeting at which such removal shall have been made, or any vacancy caused by the death or resignation of any Director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, and any Director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

     When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as herein provided in connection with the filling of other vacancies.

     SECTION 3. Place of Meeting. The Board of Directors may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

     SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board from time to time by resolution shall determine. No further notice shall be required for any regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or by any two of the Directors then in office.

     Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two days before the meeting or by causing the same to be transmitted by facsimile, telegram or telephone at least one day before the meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business other than an amendment of these By-Laws may be transacted at any special meeting, and an amendment of these By-Laws may be acted upon if the notice of the meeting shall have stated that the amendment of these By-Laws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these By-Laws.

     SECTION 6. Quorum. Subject to the provisions of Section 2 of this Article II, a majority of the members of the Board of Directors in office (but in no case less than one-third of the total number of Directors nor less than two Directors) shall constitute a quorum for the transaction of business and the vote of the majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     SECTION 7. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman shall be elected from the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

     SECTION 8. Committees. The Board of Directors may designate one or more committees including, without limitation, compensation and audit committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or adopting, amending or repealing these By-laws.

     SECTION 9. Conference Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, the members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     SECTION 10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

                                  ARTICLE III

                                    Officers

     SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, Vice-Chairman of the Board, Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such additional officers, if any, as shall be elected by the Board of Directors pursuant to the provisions of Section 7 of this Article III. The Chairman of the Board, the Vice-Chairman of the Board, the President, the Chief Executive Officer, one or more Vice Presidents, the Secretary and the Treasurer shall be elected by the Board of Directors at its first meeting after each annual meeting of the stockholders. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any number of offices may be held by the same person.

     All officers, agents and employees shall be subject to removal, with or without cause, at any time by the Board of Directors. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

     Any vacancy caused by the death, resignation or removal of any officer, or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

     In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 3. Powers and Duties of the Vice-Chairman of the Board. The Vice-Chairman of the Board shall have all powers and shall perform all duties incident to the office of Vice-Chairman of the Board and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors or the Chairman of the Board.

     SECTION 4. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and, subject to the control of the Board of Directors, shall have all powers and shall perform all duties incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In addition, the Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 5. Powers and Duties of the President. The President shall, subject to the control of the Board of Directors, have all powers and shall perform all duties incident to the office of President. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation, have general charge and control of all the Corporation's business and affairs and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors.

     SECTION 6. Powers and Duties of the Vice Presidents. Each Vice President shall have all powers and shall perform all duties incident to the office of Vice President and shall have such other powers and perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 7. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose. The Secretary shall attend to the giving or serving of all notices of the Corporation; shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President shall authorize and direct; shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President shall direct, all of which shall at all reasonable times be open to the examination of any Director, upon application, at the office of the Corporation during business hours. The Secretary shall have all powers and shall perform all duties incident to the office of Secretary and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 8. Powers and Duties of the Treasurer. The Treasurer shall have custody of, and when proper shall pay out, disburse or otherwise dispose of, all funds and securities of the Corporation. The Treasurer may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; shall sign all receipts and vouchers for payments made to the Corporation; shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received or paid or otherwise disposed of and whenever required by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President shall render statements of such accounts. The Treasurer shall, at all reasonable times, exhibit the books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and shall have all powers and shall perform all duties incident of the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned by these By-Laws or by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 9. Additional Officers. The Board of Directors may from time to time elect such other officers (who may but need not be Directors), including a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as the Board may deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President.

     The Board of Directors may from time to time by resolution delegate to any Assistant Treasurer or Assistant Treasurers any of the powers or duties herein assigned to the Treasurer;

and may similarly delegate to any Assistant Secretary or Assistant Secretaries any of the powers or duties herein assigned to the Secretary.

     SECTION 10. Giving of Bond by Officers. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

     SECTION 11. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons.

     SECTION 12. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.


                                   ARTICLE IV

                    Indemnification of Directors and Officers

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article IV with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article IV shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 or 2 of this Article IV shall be contract rights. If a claim under Sections 1 or 2 of this Article IV is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an

Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.

     Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.


                                   ARTICLE V

                             Stock-Seal-Fiscal Year

     SECTION 1. Certificates For Shares of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed.

     In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

     Except as hereinafter, provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

     SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

     SECTION 3. Transfer of Shares. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Section 2 of this Article V.

     SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by
Article I, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     SECTION 6. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

     SECTION 7. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President.

     SECTION 8. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

                                    ARTICLE VI

                            Miscellaneous Provisions

     SECTION 1. Checks, Notes, Etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the Corporation and/or other persons as the Board of Directors from time to time shall designate.

     Checks, drafts, bills of exchange, acceptances, notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

     SECTION 2. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     SECTION 3. Contracts. Except as otherwise provided in these By-Laws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the President or any Vice President designated by the Board of Directors may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

     SECTION 4. Waivers of Notice. Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these By-Laws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President.

                                  ARTICLE VII

                                   Amendments

     These By-Laws and any amendment thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board, provided in the case of any special meeting at which all of the members of the Board are not present, that the notice of such meeting shall have stated that the amendment of these By-Laws was one of the purposes of the meeting; but these By-Laws and any amendment thereof may be altered, amended or repealed or new By-Laws may be adopted by the holders of a majority of the total outstanding stock of the Corporation entitled to vote at any annual meeting or at any special meeting, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.

                                 ARTICLE VIII

                              Waiver of Section 203

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law, which election shall, in accordance with such Section, not be effective until 12 months after the adoption of these By-Laws and not apply to any business combination between the Corporation and any person who became an interested stockholder of the Corporation on or prior to such adoption.

                                                                   EXHIBIT C-1



                                VOTING AGREEMENT

                                                                  EXECUTION COPY


                                VOTING AGREEMENT

         AGREEMENT, dated as of February 11, 1998 by and between Green I Acquisition Corp., a Delaware corporation ("Purchaser"), and Robert Fleming, Inc. (the "Stockholder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof (as such agreement may be amended from time to time, the "Merger Agreement").

         WHEREAS, concurrently herewith, Purchaser and The GNI Group, Inc., a Delaware corporation (the "Company"), are entering into a Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the "Merger"), whereby each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash, other than (i) shares of Company Common Stock owned, directly or indirectly, by the Company or any Subsidiary of the Company or by Purchaser, (ii) Dissenting Shares and (iii) shares that will be retained pursuant to Section 1.07(c) of the Merger Agreement.

         WHEREAS, as a condition to Purchaser's entering into the Merger Agreement, Purchaser requires that the Stockholder enter into, and that the Stockholder has agreed to enter into, this Agreement with Purchaser.

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         Section 1. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the

Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

         "Company" has the meaning ascribed thereto in the recitals of this Agreement.

         "Company Common Stock" has the meaning ascribed thereto in the recitals of this Agreement.

         "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

         "Existing Shares" has the meaning ascribed thereto in Section 2(a)(i).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Merger" has the meaning ascribed thereto in the recitals of this Agreement.

         "Purchaser" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "Permitted Transferee" means in the case of any Stockholder any Affiliate of such Stockholder.

         "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Shares" means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         "Stockholder" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Termination Date" has the meaning ascribed thereto in Section 10 of this Agreement.

         "Trustee" has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

         Section 2. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

                  (a) (i) Such Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee"), shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares").

                           (ii) On the date hereof, the Existing Shares set
                  forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

                           (iii) Such Stockholder has sole power of disposition
                  with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                           (iv) Such Stockholder will have sole power of
                  disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (b) Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of any beneficiary of or holder of interest in any trust of which a Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained.

                  (c) Except for filings under the HSR Act, if applicable, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to such Stockholder,
         (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

                  (d) Except for the shares of Company Common Stock identified in Schedule II hereto (the "Pledged Shares"), such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                  (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

                  (f) Such Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with Purchaser.

         Section 3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:

                  (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

                  (b) Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

                  (c) Except for the filing of a pre-merger notification and report form under the HSR Act, if required by applicable law, the execution and delivery of this Agreement do not, and the consummation by Purchaser of the transactions contemplated by this Agreement and compliance by Purchaser with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser under, (i) any charter or by-laws of Purchaser,
         (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any state or federal public body or authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated by this Agreement.

         Section 4.        Agreement to Vote; Proxy

                  (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 10), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the Stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by Purchaser in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in the majority of the board of directors of the Company; (D) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (E) any other material change in the Company's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i) or (ii) of the preceding sentence. Notwithstanding the foregoing, it is agreed that the Stockholder will be permitted to vote for an Acquisition Proposal if the Merger Agreement is terminated by the Company pursuant to
         Section 6.01(e) of the Merger Agreement.

                  (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PURCHASER AND ANY DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER

         OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.

         Section 5. Certain Covenants of Stockholder. Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

                  (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in Section 4.06 of the Merger Agreement). If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall within 24 hours furnish Purchaser with an accurate description of the material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  (b) Prior to the Termination Date, no Stockholder shall, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                  (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

                  (d) Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred to the Stockholder and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, such Stockholder who is a Trustee shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and (ii) the Termination Date.

         Section 6. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 7. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

         Section 8. Stop Transfer. The Stockholder agrees with, and covenants to, Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

         Section 9.        [Reserved]

         Section 10. Termination. The obligations of the Stockholders and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that the provisions of Sections 2, 3 and 11 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

         Section 11.  Miscellaneous.

                  (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:


         If to the Stockholder:     Fleming Capital Management
                                    320 Park Avenue
                                    12th Floor
                                    New York, NY  10022
                                    Attn.: Tim Parton
                                    Telecopier:  (212) 508-3298

         If to Purchaser:           Green I Acquisition Corp.
                                    c/o 399 Venture Partners, Inc.
                                    399 Park Avenue
                                    14th Floor, Zone 4
                                    New York, NY  10043
                                    Attn:  Joseph M. Silvestri, Vice President
                                    Telecopier:  212-888-2940

         and:                       Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Attn:  Philip H. Werner, Esq.
                                    Telecopier: 212-309-6273

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

                  (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

                  (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                  (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this

         Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

                  (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                  (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

                  (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.




                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                               GREEN ACQUISITION CORP.


                                               By: /s/ JOSEPH SILVESTRI
                                                  ------------------------------
                                                  Name: Joseph Silvestri
                                                  Title: Vice President


                                               STOCKHOLDER:

                                               FLEMING CAPITAL MANAGEMENT


                                               By: /s/ TIMOTHY R.V. PARTON
                                                  ------------------------------
                                                  Name: Timothy R.V. Parton
                                                  Title: Director

                                                                      SCHEDULE I


                                 EXISTING SHARES


Shareholder                                               No. of Existing Shares

Fleming Capital Management                                        681,041

                                                                     SCHEDULE II


                                 PLEDGED SHARES

                                                                     -0-

                                                                  EXECUTION COPY


                                VOTING AGREEMENT

         AGREEMENT, dated as of February 11, 1998 by and between Green I Acquisition Corp., a Delaware corporation ("Purchaser"), and Heartland Advisors, Inc. (the "Stockholder"), in its capacity as investment advisor to, and as agent for the benefit and account of, the Small Cap Contrarian Fund, a series of Heartland Group, Inc., an open-end series management investment company registered under the Investment Company Act of 1940, as amended. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated the date hereof (as such agreement may be amended from time to time, the "Merger Agreement").

         WHEREAS, concurrently herewith, Purchaser and The GNI Group, Inc., a Delaware corporation (the "Company"), are entering into a Merger Agreement, pursuant to which Purchaser will be merged with and into the Company (the "Merger"), whereby each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash, other than
(i) shares of Company Common Stock owned, directly or indirectly, by the Company or any Subsidiary of the Company or by Purchaser, (ii) Dissenting Shares and (iii) shares that will be retained pursuant to Section 1.07(c) of the Merger Agreement.

         WHEREAS, as a condition to Purchaser's entering into the Merger Agreement, Purchaser requires that the Stockholder enter into, and that the Stockholder has agreed to enter into, this Agreement with Purchaser.

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

         Section 1. Certain Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to both singular and plural terms of the terms defined):

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

         "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

         "Company" has the meaning ascribed thereto in the recitals of this Agreement.

         "Company Common Stock" has the meaning ascribed thereto in the recitals of this Agreement.

         "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as a trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as a trustee or executor, by contract or credit arrangement or otherwise.

         "Existing Shares" has the meaning ascribed thereto in Section 2(a)(i).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Merger" has the meaning ascribed thereto in the recitals of this Agreement.

         "Purchaser" has the meaning ascribed thereto in the introductory paragraph of this Agreement.

         "Permitted Transferee" means in the case of any Stockholder any Affiliate of such Stockholder.

         "Person" means an individual, corporation, partnership, limited liability company, limited partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Shares" means the Existing Shares, together with any shares of Company Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise; provided, however, that in the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         "Stockholder" has the meaning ascribed thereto in the introductory paragraph to this Agreement.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Termination Date" has the meaning ascribed thereto in Section 10 of this Agreement.

         "Trustee" has the meaning ascribed thereto in Section 2(a)(i) of this Agreement.

         Section 2.       Representations and Warranties of Stockholder.   The
Stockholder hereby represents and warrants to Purchaser as follows:

                 (a) (i) Such Stockholder is either (A) the record holder or beneficial owner of the number of, or (B) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee"), shares of Company Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares").

                          (ii) On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the outstanding shares of Company Common Stock owned of record or beneficially by such Stockholder. Such Stockholder does not have record or beneficial ownership of any Shares not set forth on Schedule I hereto.

                          (iii)   Such Stockholder has sole power of
                 disposition with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I and sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                          (iv) Such Stockholder will have sole power of disposition with respect to Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder and will have sole voting power with respect to the matters set forth in Section 4 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                 (b) Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as limited by
         (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefore may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification. All necessary consents of any beneficiary of or holder of interest in any trust of which a Stockholder is Trustee to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been obtained.

                 (c)      Except for filings under the HSR Act, if applicable,
         (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, partnership agreement or other agreements or organizational documents applicable to such Stockholder,
         (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

                 (d) Except for the shares of Company Common Stock identified in Schedule II hereto (the "Pledged Shares"), such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

                 (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in his or her capacity as such.

                 (f) Such Stockholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement with Purchaser.

         Section 3. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:

                 (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

                 (b) Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by all required corporate action other than shareholder approval which shall be effected prior to the Effective Time. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally, (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought, or (c) public policy considerations or court decisions which may limit the rights of the parties thereto for indemnification.

                 (c) Except for the filing of a pre-merger notification and report form under the HSR Act, if required by applicable law, the execution and delivery of this Agreement do not, and the consummation by Purchaser of the transactions contemplated by this Agreement and compliance by Purchaser with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser under, (i) any charter or by-laws of Purchaser, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Purchaser or its properties or assets or (iii) any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing (except for a filing of a Schedule 13D pursuant to the Exchange Act) with, or notice to, any state or federal public body or authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of any of the transactions contemplated by this Agreement.

         Section 4.       Agreement to Vote; Proxy

                 (a) The Stockholder hereby agrees that, until the Termination Date (as defined in Section 10), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the Stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement or any such actions identified in writing by Purchaser in advance): (A) any extraordinary corporate transaction, including, without limitation, a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in the majority of the board of directors of the Company; (D) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (E) any other material change in the Company's corporate structure or business; or (F) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Such Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i) or (ii) of the preceding sentence. Notwithstanding the foregoing, it is agreed that the Stockholder will be permitted to vote for an Acquisition Proposal if the Merger Agreement is terminated by the Company pursuant to Section 6.01(e) of the Merger Agreement.

                 (b) THE STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PURCHASER AND ANY DESIGNEE OF PURCHASER, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE SHARES AS SET FORTH IN SECTION 4(a) ABOVE. THE STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH STOCKHOLDER'S SHARES.

         Section 5.       Certain Covenants of Stockholder.   Except in
accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

                 (a) Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly (including through advisors, agents or other intermediaries), solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Purchaser or any Affiliate thereof) with respect to the Company that constitutes or could reasonably be expected to lead to an Acquisition Proposal (as defined in Section 4.06 of the Merger Agreement). If any Stockholder in its capacity as such receives any such inquiry or proposal, then such Stockholder shall within 24 hours furnish Purchaser with an accurate description of the material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) and conditions, if any, of such inquiry or proposal and the identity of the person making it. The Stockholder, in its capacity as such, will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                 (b) Prior to the Termination Date, no Stockholder shall, directly or indirectly (i) except pursuant to the terms of the Merger Agreement or this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein, including any trust income or principal, except in each case to a Permitted Transferee who is or agrees to become bound by this Agreement; (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                 (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have. Each Trustee represents that no beneficiary who is a beneficial owner of Shares under any trust has any right of appraisal or right to dissent from the Merger which has not been so waived.

                 (d) Unless, in connection therewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred to the Stockholder and remain subject in all respects to the terms of this Agreement, or other Permitted Transferees who upon receipt of such Shares become signatories to this Agreement, such Stockholder who is a Trustee shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of
         (i) the Effective Time and (ii) the Termination Date.

         Section 6.       Further Assurances.    From time to time, at the
other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 7.       Certain Events.    The Stockholder agrees that this
Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

         Section 8.       Stop Transfer.   The Stockholder agrees with, and
covenants to, Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

         Section 9.       [Reserved]

         Section 10. Termination. The obligations of the Stockholders and the irrevocable proxy contained in Section 4(b) of this Agreement shall terminate upon the first to occur of (a) the Effective Time; (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); (c) a good faith determination by the Stockholder, after consultation with and receipt of written advice from its outside legal counsel, that absent the termination, or breach by the Stockholder, of this Agreement the Stockholder should file a Schedule 13D pursuant to the Exchange Act, whether such filing requirement would apply to the Stockholder individually or as a member of a "group" (as that term is defined for purposes of Section 13(d) of the Exchange Act); provided, however, (i) that for the purposes of termination of this Agreement pursuant to this Section 10(c), the Stockholder has been advised or believes that it is not required to file a Schedule 13D pursuant to the Exchange Act as of the date hereof by reason of the execution of this Agreement and (ii) if the Stockholder reaches the good faith determination described in this Section 10, the Stockholder shall promptly notify Purchaser in writing of the specific basis for such determination (which notice shall include a copy of said written advice from counsel), and this Agreement shall not terminate pursuant to this
Section 10(c) if, within three days of Purchaser's receipt of Stockholder's notice, Purchaser provides the Stockholder with a written waiver of Stockholder's compliance with any provision of this Agreement forming the basis of the Stockholder's determination; (d) the terms of the Merger Agreement in effect at any time provide for cash consideration to the Stockholder for the Shares in an amount which is less than $7.00 per Share; (e) the terms of the Merger Agreement as in effect at any time provide for any post- closing escrow or other holdback on any of the consideration to be paid to the Stockholder for the Shares after the Effective Time; and (f) July 31, 1998 (unless such date is extended by mutual consent of the parties hereto); provided that the provisions of Sections 2, 3 and 11 and any claim for breach of any representation, warranty, covenant or other agreement under this Agreement shall survive the Effective Time and/or the Termination Date, as applicable.

         Section 11.      Miscellaneous.

                 (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to the Stockholder:         Heartland Advisors, Inc.
                                        790 North Milwaukee Street
                                        Milwaukee, WI  53202
                                        Attn.:  Eric Miller
                                        Telecopier: (414) 347-0259

         If to Purchaser:               Green I Acquisition Corp.
                                        c/o 399 Venture Partners, Inc.
                                        399 Park Avenue
                                        14th Floor, Zone 4
                                        New York, NY  10043
                                        Attn:   Joseph M. Silvestri,
                                                Vice President
                                        Telecopier:  212-888-2940
         and:                           Morgan, Lewis & Bockius LLP
                                        101 Park Avenue
                                        New York, NY  10178
                                        Attn:   Philip H. Werner, Esq.
                                        Telecopier:  212-309-6273

         or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 (b) At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (i) extend the time for the performance of any of the obligations or other acts, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                 (c) The headings contained in this Agreement are for the convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Merger Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

                 (e) This Agreement, including all exhibits, disclosure schedules and schedules hereto, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and except as otherwise expressly provided herein.

                 (f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

                 (g) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                 (h) No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 (i) Notwithstanding anything herein to the contrary, no Person executing this Agreement who is, or becomes during the term hereof, a director of the Company makes any agreement or understanding herein in his or her capacity as such director, and the agreements set forth herein shall in no way restrict any director in the exercise of his or her fiduciary duties as a director of the Company. The Stockholder has executed this Agreement solely in his or her capacity as the record or beneficial holder of such Stockholder's Shares or as the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

                 (j) Each party agrees to bear its own expenses in connection with the transactions contemplated hereby.

                 (k) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being incorporated in the State of Delaware, in which case such General Corporation Law shall apply.

                 (l) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 (m) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                           [Signature Page to Follow]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        GREEN I ACQUISITION CORP.


                                        By: /s/ JOSEPH SILVESTRI
                                           -------------------------------------
                                           Name: Joseph Silvestri
                                           Title: Vice President


                                        STOCKHOLDER:

                                        HEARTLAND ADVISORS, INC. (in its
                          capacity as investment advisor to, and as agent for the benefit and account of, the Small Cap Contrarian Fund of Heartland Group, Inc.)


                                        By: /s/ ERIC J. MILLER
                                           -------------------------------------
                                           Name: Eric J. Miller
                                           Title: Senior Vice President

                                                                      SCHEDULE I


                                EXISTING SHARES

Shareholder                                             No. of Existing Shares
-----------                                             ----------------------
Heartland Advisors, Inc.                                   600,000

                                                                     SCHEDULE II

                                 PLEDGED SHARES

                              Exhibit 401 (k)(iv)
                     CONSOLIDATED GNI CAPITAL BUDGET FY 98


     Separately filed with the Commission subject to Confidential Treatment.

                               EXHIBIT 401(k)(iv)
                      CONSOLIDATED GNI CAPITAL BUDGET FY98


     Separately filed with the Commission subject to Confidential Treatment.

                               Exhibit 401(k)(iv)
                      CONSOLIDATED GNI CAPITAL BUDGET FY98


     Separately filed with the Commission subject to Confidential Treatment.